                                                                  Exhibit (d)(4)

                                  Amended Schedule A
                     to the Investment Advisory Agreement between
                 American Performance Funds and Bank of Oklahoma, N.A.
                                  dated July 25, 1997

Name of Fund                              Compensation*
------------                              -------------
American Performance U.S.     Annual rate of forty one-hundredths of one percent
  Treasury Fund               (.40%) of American Performance U.S. Treasury Fund's
                              average daily net assets.

American Performance Cash     Annual rate of forty one-hundredths of one percent
  Management Fund             (.40%) of American Performance Cash Management
                              Fund's average daily net assets.

American Performance Bond     Annual rate of fifty-five one-hundredths of one percent
  Fund                        (.55%) of American Performance Bond Fund's average
                              daily net assets.

American Performance          Annual rate of fifty-five one-hundredths of one percent
  Intermediate Bond Fund      (.55%) of American Performance Intermediate Bond
                              Fund's average daily net assets.

American Performance          Annual rate of fifty-five one-hundredths of one percent
  Intermediate Tax-Free       (.55%) of American Performance Intermediate Tax-Free
  Bond Fund                   Bond Fund's average daily net assets.

American Performance          Annual rate of fifty-five one-hundredths of one percent
  Short-Term Income Fund      (.55%) of American Performance Short-Term Income
                              Fund's average daily net assets.

American Performance Equity   Annual rate of sixty-nine one-hundredths of one percent
  Fund                        (.69%) of American Performance Equity Fund's average
                              daily net assets.

American Performance          Annual rate of sixty-nine one-hundredths of one percent
  Aggressive Growth Fund      (.69%) of American Performance Aggressive Growth
                              Fund's average daily net assets.

                            Amended Schedule A (continued)
                     to the Investment Advisory Agreement between
                 American Performance Funds and Bank of Oklahoma, N.A.
                                  dated July 25, 1997
Name of Fund                               Compensation*
------------                               -------------
American Performance          Annual rate of seventy-four one-hundredths of one
  Balanced Fund               percent (.74%) of American Performance
                              Balanced Fund's average daily net assets.

American Performance          Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund          percent (.69%) of American Performance Growth
                              Equity Fund's average daily net assets.

American Performance          Annual rate of sixty-nine one-hundredths of one
  Small Cap Equity Fund       percent (.69%) of American Performance
                              Small Cap Equity Fund's average daily net assets.


[SEAL]                                 American Performance Funds

                                       By:/s/ Jeffrey C. Cusick
                                       Jeffrey C. Cusick

                                       Date:  January 21, 1999

[SEAL]                                 Bank of Oklahoma, N.A.

                                       By: /s/ James L. Huntington
                                       James L. Huntington

                                       Date:  January 21, 1999

-------------
*  All fees are computed daily and paid monthly.